Exhibit 10.11

JEFFERIES FINANCIAL GROUP INC.
Equity Compensation Plan Restricted Stock Units Agreement

AGREEMENT dated as of ______________ (the "Grant Date"), between JEFFERIES FINANCIAL GROUP INC., a New York corporation (the “Company”), and ______________ (“Employee”).

WHEREAS, Employee is employed by a subsidiary of the Company (“Employer,” which term includes any successor entity affiliated with the Company); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Company shall make a grant of Restricted Stock Units (“RSUs”) to Employee under the Company’s Equity Compensation Plan, as amended and restated on March 28, 2024) (the “Plan”), in furtherance of the purposes of the Plan and in recognition of Employee’s service as an employee of the Company and/or its subsidiaries.

NOW, THEREFORE, the Company hereby confirms the following grant to Employee of RSUs, on the terms and conditions set forth in this Restricted Stock Units Agreement (the "Agreement"), and Employee accepts such grant and agrees to the terms and conditions herein:

Grant Date:    ______________
Grant Type:    Restricted Stock Units (RSUs) Notional Grant Amount:    $______________
Grant-Date Fair Market
Value per Share:    $______________
RSUs Granted:    ______________
Vesting Date(s):    ______________

How RSUs Vest: The terms “vest” and “vesting” mean that the RSUs have become non-forfeitable, except for forfeitures specified under Section 7.4 of the Plan and Section 3 below. The RSUs, if not previously forfeited, will vest at the Vesting Date. Section 3 of this Agreement contains additional provisions relating to vesting and forfeiture.

Settlement:    Settlement of vested RSUs will occur on the Vesting Date set forth above or as promptly as possible upon the death of Employee or Employee's Termination of Employment (as defined below) due to Disability (the “Settlement Date”). RSUs granted hereunder will be settled by delivery of one Company voting Common Share of for each RSU being settled.

1.Incorporation of the Plan by Reference. The RSUs have been granted to Employee under the Plan. The Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the (United States) Securities Act of 1933, can be viewed and printed out from the Company’s secure Intranet website (click here) and are also available upon request to the Company's General Counsel. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. Employee hereby acknowledges that the Plan and information regarding the Plan have been made readily available and agrees to be bound by all the terms and provisions of the Plan (as presently in effect or hereafter amended), this Agreement, rules and regulations adopted from time to time under the Plan and by all decisions and determinations of the Board, the Company and Employer.

2.Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of RSUs then credited to Employee hereunder as a result of such grant of RSUs and any amounts credited under Section 4.

3.Restrictions on RSUs and Related Terms

(a)Restrictions Generally. Until they expire in accordance with this Agreement and the Plan, the following restrictions (the “Restrictions”) shall apply to the RSUs: (1) The RSUs shall be subject to a risk of forfeiture as set forth in Section 3(b) (the "Risk of Forfeiture"), and (2) Employee shall not sell, transfer, assign, pledge, margin or otherwise encumber or dispose of RSUs or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary or as otherwise permitted and subject to the conditions under Section 9.2 of the Plan.

(b)Risk Of Forfeiture. Except as otherwise specifically set forth herein or in the Plan, the Restrictions shall lapse and expire on all of the RSUs on the Vesting Date as set forth on the cover page above, provided that Employee has remained continuously employed by the Company or Employer or other subsidiary of the Company and is in Good Standing (as defined below) at the applicable Vesting Date. In addition, the following provisions shall govern the earlier lapsing of the Restrictions on unvested RSUs or forfeiture of unvested RSUs, unless otherwise determined by the Board (subject to Section 8 hereof):

(i)Death or Disability. In the event of Employee’s death or Termination of Employment due to Disability, all RSUs then outstanding, if not previously vested, will immediately vest, and all RSUs (if not previously settled) will be settled in accordance with the settlement terms set out on the cover page.

(ii)Termination by the Company or Employer not for Cause. In the event of Employee’s Termination of Employment by the Company or Employer not for Cause (as defined below), RSUs not previously vested will vest in full, provided that Employee executes a separation agreement and release in such form as may be requested by the Company (to be provided no later than the date of Termination), with delivery by Employee to the Company within 21 days after Termination of Employment (or such longer period as may be required by law) and provided further that any period permitting revocation required by law has expired without Employee exercising their right to revoke the agreement to the separation agreement and release. Upon such a Termination of Employment, the then-outstanding RSUs that become vested will be settled within ten business days after the date on which such separation agreement and release have become legally binding and non-revocable. If Employee does not sign a separation agreement and release within the applicable time period or signs and then timely revokes their agreement to the separation agreement and release, all RSUs that are not vested at the date of Termination will be forfeited.
(iii)Termination by Employee for any Reason or by the Company or Employer for Cause. In the event of a Termination of Employment by the Employee for any reason (other than due to death or Disability) or by the Company or Employer for Cause, then- outstanding RSUs not vested at the date of Termination will be forfeited.

(c)Certain Definitions. The following definitions apply for purposes of this Agreement, whether or not Employee has an employment agreement or other agreement with the Company or any of its subsidiaries or affiliates (the Company and any subsidiary or affiliate each being a “Group Entity”) containing the same or similar defined terms:

(i)"Cause" shall have the definition set forth in Employee’s employment agreement with Employer or, if Employee has no employment agreement that is effective at the time of Termination containing an applicable definition, "Cause" shall have the meaning under the Employee Handbook as in effect at the date of Employee's Termination of Employment and applicable to Employee (the “Employee Handbook”).

(ii)"Disability" means that Employee has commenced receipt of long-term disability benefits under Employer's long-term disability policy as in effect at the date of Employee's Termination of Employment.

(iii)“Good Standing” shall have the definition set forth in Employee’s employment agreement with Employer or, if Employee has no employment agreement that is effective at the time of Termination containing an applicable definition, "Good Standing" shall have the meaning under the Employee Handbook.

(iv)"Termination" or "Termination of Employment" means the earlier of (A) the date Employee gives notice of resignation from the Company or Employer (regardless of the effective or actual date of such resignation) or (B) an event by which Employee ceases to be employed by, and is not employed by any of, Employer, the Company or other Group Entity.

4.Dividend Equivalents and Adjustments.

(a)Dividend Equivalents. Subject to Section 4(d), Dividend Equivalents will be credited on RSUs (other than RSUs that, at the relevant record date, previously have been settled or forfeited) and deemed reinvested in additional RSUs, to the extent and in the manner as follows:

(i)Cash Dividends. If the Company declares and pays a dividend or distribution on Common Shares in the form of cash, then a number of additional RSUs (i.e. Dividend Equivalents) shall be credited to Employee's Account as of the payment date for such dividend or distribution equal to the number of RSUs credited to Employee's Account as of the record date for such dividend or distribution multiplied by the cash amount of the dividend or distribution paid on each outstanding Common Share at such payment date, divided by the Fair Market Value of a Common Share at the date of such crediting.

(ii)Non-Common Stock Dividends. If the Company declares and pays a dividend or distribution on Common Shares in the form of property other than Common
Shares, then a number of additional RSUs shall be credited to Employee's Account as of the payment date for such dividend or distribution equal to the number of RSUs credited to the Account as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding Common Share at such payment date, divided by the Fair Market Value of a Common Share at such payment date.

(iii)Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Shares in the form of additional Common Shares, or there occurs a forward split of Common Shares, then a number of additional RSUs shall be credited to Employee's Account as of the payment date for such dividend or distribution or forward split equal to the number of RSUs credited to the Account as of the record date for such dividend or distribution or split multiplied by the number of additional Common Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Common Share.

(b)Adjustments. The number of RSUs credited to Employee's Account and related terms of RSUs shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee's rights with respect to RSUs resulting from any event referred to in Section 5.3 of the Plan. In the event of a dividend or distribution otherwise within the scope of Section 5(a), the Board may determine to adjust RSUs under this Section 5(b) in lieu of the crediting of RSUs, cash or property under Section 5(a).

(c)Risk of Forfeiture and Settlement of RSUs Resulting from Adjustments. RSUs, cash or property that directly or indirectly result from crediting events under Section 5(a) or from adjustments under Section 5(b) shall be subject to the same risk of forfeiture (including Section 7.4 of the Plan) as applies to the granted RSU and, if not forfeited, will be settled at the same time as the granted RSU.

5.Additional Forfeiture Provisions and Restrictions. Employee agrees that, by signing this Agreement and accepting the grant of the RSUs, the forfeiture conditions set forth in Sections 7.4 and 7.7 of the Plan and otherwise set forth in any recoupment or clawback policy of the Company or Employer as then in effect shall apply to all RSUs hereunder and to gains realized upon the settlement of the RSUs. In addition, anything to the contrary in this Agreement notwithstanding, Common Shares issued in settlement of the RSUs shall be subject to the applicable holding period specified in Section 7.8 of the Plan.

6.Employee Representations and Warranties and Release. As a condition to any non-forfeiture of the RSUs upon Termination of Employment and to any settlement of the RSUs, the Company or Employer may require Employee (i) to make any representation or warranty to the Company or Employer as may be required under any applicable law or regulation, to make a representation and warranty that the requirements of Section 7.4(d) of the Plan have been met, and
(ii) to execute a release of claims against the Company, Employer and other Group Entities (and affiliated persons) arising before the date of such release, in such form as may be specified by the Company or Employer.
7.Other Terms Relating to RSUs.

(a)Fractional RSUs and Shares. The number of RSUs credited to Employee's Account shall include fractional RSUs calculated to at least three decimal places, unless otherwise determined by the Board. Upon settlement of the RSUs, Employee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such RSUs.

(b)Tax Withholding. Employee understands and acknowledges that certain amounts must be withheld to satisfy applicable tax obligations associated with the lapse of the risk of forfeiture and/or settlement of the RSUs ("Withholdings"). Employee shall make arrangements satisfactory to the Company, in advance of any event triggering a Withholding obligation on the part of the Company or a Group Entity that employs Employee, to provide for payment of all applicable Withholdings. If Employee has failed to make such arrangements or for any reason full payment of Withholdings is not made by Employee under such arrangements, Employee expressly authorizes the Company and any such Group Entity to (1) withhold the applicable amount of Withholdings from any payment to Employee, including any payment relating to an Award or any payroll or other payment, and/or (2) withhold shares deliverable in settlement of the RSUs having a fair market value (as determined by the Board) equal to the amount of such tax liability required to be withheld as Withholdings in connection with the event triggering Withholding. This provision does not obligate the Company or any Group Entity to withhold shares to satisfy Withholding obligations. The Company may specify a reasonable deadline (for example, 90 days before lapse of Restrictions) by which Employee must make separate arrangements for the payment of Withholdings.

(c)Statements. An individual statement of Employee's Account will be issued or made available to Employee at such times and in such manner as may be determined by the Company. Such a statement shall reflect the number of RSUs credited to Employee's Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Company. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Employee's statements shall be deemed a part of this Agreement, and shall evidence the Company's obligations in respect of RSUs. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error, notwithstanding the inclusion of such statement as part of this Agreement.

(d)Compliance with Code Section 409A. It is intended that the RSUs will constitute a “short-term deferral” under Code Section 409A, and conversely will not constitute a deferral of compensation for purposes of Code Section 409A. If and to the extent that any portion of the RSUs constitutes a deferral of compensation under Code Section 409A, such RSUs and the provisions of this Agreement are subject to the Company's “Compliance Rules Under Code Section 409A.”

8.Miscellaneous.

(a)Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the RSUs, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company, Employer or other Group Entity or materially impair the rights of Employee with respect to the RSUs shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company, Employer or other Group Entity and, if Employee’s rights are being materially impaired, by Employee. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(b)No Promise of Employment. The RSUs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

(c)Unfunded Plan. Any provision for distribution in settlement of Employee's Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee or any Beneficiary any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to any entitlement of Employee or any Beneficiary to any distribution hereunder, Employee or such Beneficiary shall be a general creditor of the Company.

(d)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

(e)Legal Compliance. Employee agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the New York Stock Exchange, the Financial Industry Regulatory Authority, or any other stock exchange or self-regulatory organization, or any other obligation of the Company, Employer or Employee relating to the RSUs or this Agreement.

(f)Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 520 Madison Avenue, New York, NY 10022, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company or Employer. Employee hereby accepts the RSUs described in this Agreement, and agrees to be bound by the terms and administrative provisions set forth in the Plan and this Agreement. Employee hereby further agrees that all the decisions and determinations of the Board shall be final and binding.

Accepted and agreed.

Employee    JEFFERIES FINANCIAL GROUP INC.

By:

For questions and information, please contact Stock Administration at stock_administration@jefferies.com.